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                                                               EXHIBIT 10.5.4

                            FIRST SUPPLEMENTAL AGREEMENT


          FIRST SUPPLEMENTAL AGREEMENT (hereinafter called the "Agreement"), dated the 29th day of January, 1997, between SPARTAN MADISON CORP., a Delaware corporation, having an address c/o HRO International Ltd., Tower 56, 126 East 56th Street, New York, New York 10022, Attention: Tenant Services (hereinafter referred to as "Landlord"), and INVESTMENT TECHNOLOGY GROUP, INC., a Delaware corporation, having an address at 380 Madison Avenue, New York, New York 10017 (hereinafter referred to as "Tenant").

                                 W I T N E S S E T H:

          WHEREAS:

          A. Landlord and Tenant heretofore entered into a certain lease dated October 4, 1996 (such lease, as same has hereinbefore, and may be hereinafter, amended, is hereinafter called the "Lease") with respect to the entire fourth
(4th) floor (hereinafter called the "Demised Premises") in the building known as 380 Madison Avenue, New York, New York (hereinafter called the "Building"), for a term commencing and ending as set forth in the Lease.

          B. The parties hereto desire to modify the Lease upon such terms, provisions and conditions as are more particularly hereinafter set forth.

          NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

          1. All terms contained in this Agreement and not otherwise defined herein shall, for the purposes hereof, have the same meaning ascribed to them in the Lease.

          2. The first sentence of Section 44.01 of the Lease is hereby deleted and the following provisions shall apply with respect to the Lease:

               Subject to the terms, provisions and conditions of this Lease, Tenant shall have the right at Tenant's sole cost and expense but without additional charge by way of increased rent to tie into the Building tenant emergency


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          generator (hereinafter called the "Generator") to supply
          emergency electricity to the demised premises not to exceed three hundred fifty (350) kilovolt amperes (KVA) of the Generator's capacity. All work to be performed to connect to the Generator shall be done at Tenant's sole cost and expense and solely in accordance with plans and specifications first approved in writing by Landlord as provided herein, provided, however, that it shall not be unreasonable for Landlord to withhold its consent in the event that Tenant's proposed method of connection to the Generator could potentially, in Landlord's good faith judgment, prevent or impair the ability of Landlord or other occupants or tenants of the Building to connect to the Generator in the future.

          3.   In consideration of Landlord modifying the Lease as set forth in
Section 2 hereof, Tenant is simultaneously herewith paying the sum of TWO HUNDRED THOUSAND ($200,000.00) DOLLARS, and Landlord hereby acknowledges receipt of same.

          4. Tenant covenants, represents and warrants that Tenant has had no dealings or negotiations with any broker or agent in connection with the consummation of this Agreement. Landlord and Tenant covenant and agree to pay, hold harmless and indemnify each other from and against any and all cost, expense (including, without limitation, reasonable attorneys' fees and disbursements), loss and liability for any compensation, commissions or charges claimed by any broker or agent with respect to this Lease or the negotiation thereof if such claim or claims by any such broker or agent are based in whole or in part on dealing with the indemnifying party or its representatives.

          5. Except as modified by this Agreement, the Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed.

          6. In the event of any conflict between the provisions of this Agreement and the original provisions of the Lease, the provisions of this Agreement shall govern.

          7. The covenants, agreements, terms and conditions contained in this Agreement shall bind and inure to the benefit of the parties hereto and except as otherwise provided in the Lease as hereby supplemented, their respective legal successors and assigns.

          8. This Agreement may not be changed or terminated orally but only by a writing signed by the party against whom enforcement thereof is sought.

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Witness:                 SPARTAN MADISON CORP., Landlord


Brenda Sullivan          By:    C.R. Klotz/ President
-----------------               ----------------------------------------


Witness:                 INVESTMENT TECHNOLOGY GROUP, INC., Tenant


Teresa Pang              By:    Scott P. Mason
-----------------               ----------------------------------------


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COMMON WEALTH OF MASSACHUSETTS     )
                                      :  ss.:
COUNTY OF SUFFOLK                  )


          On this 29th day of January, 1997, before me personally came C. R. Klotz, to be known, who, being duly sworn by me, did depose and say that he resides in Wellesley; that he is the President of SPARTAN MADISON CORP., the corporation described in and which executed the above instrument; and that he signed his name thereto by order of the board of directors of said corporation.


                              C. Paula Barretto
                              -------------------------------
                              Notary Public

                              C. Paula Barretto
                              Notary Public
                              My Commission Expires Oct. 20, 2000


STATE OF NEW YORK   )
                    :  ss.:
COUNTY OF NEW YORK  )


          On this 29th day of January, 1997, before me personally came Scott Mason, to be known, who, being duly sworn by me, did depose and say that he resides in 46 Glen Rd, Wellesley, MA 02121; that he is the President of INVESTMENT TECHNOLOGY GROUP, INC., the corporation described in and which executed the above instrument; and that he signed his name thereto by order of the board of directors of said corporation.


                              Teresa Pang
                              -------------------------------
                              Notary Public

Teresa Pang
Notary Public, State of New York
No. 01PA5035228
Qualified in Queens County
Commission Expires October 31, 1998


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